Exhibit 23.01
CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form SB-2 of Lifevantage Corporation and to the inclusion therein of our report dated October 10, 2007 with respect to the consolidated financial statements of Lifevantage Corporation as of June 30, 2007 and 2006, and for the years then ended.

/s/ Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
December 12, 2007